Exhibit 5.1

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel +1 312 782 0600 Main Fax +1 312 701 7711 www.mayerbrown.com

November 29, 2016

Huntington Funding, LLC

Huntington Center

41 South High Street

Columbus, Ohio 43287

Re:	Huntington Funding, LLC
Registration Statement on Form SF-3 (No. 333-214109)

Ladies and Gentlemen:

We have acted as special counsel to Huntington Funding, LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (the “Registration Statement”) and the offering of the Class A-1 Auto Loan Asset Backed Notes, the Class A-2 Auto Loan Asset Backed Notes, the Class A-3 Auto Loan Asset Backed Notes, the Class A-4 Auto Loan Asset Backed Notes, the Class B Auto Loan Asset Backed Notes, the Class C Auto Loan Asset Backed Notes and the Class D Auto Loan Asset Backed Notes (collectively, the “Notes”) described in the final prospectus dated November 28, 2016 (the “Prospectus”), which has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”). As described in the Prospectus, the Notes will be issued by Huntington Auto Trust 2016-1 (the “Issuer”), a trust formed by the Company pursuant to a trust agreement among the Company, Citibank, N.A., as owner trustee, and Citicorp Trust Delaware, National Association, as issuer Delaware trustee (as amended and restated, the “Trust Agreement”). The Notes will be issued pursuant to an indenture (the “Indenture”) between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”).

In that connection, we are generally familiar with the proceedings taken or to be taken in connection with the proposed authorization, issuance and sale of the Notes, and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Prospectus, the Underwriting Agreement and current drafts of the Indenture (including the form of the Notes included as an exhibit thereto), the Receivables Sale Agreement, the Sale Agreement, the Servicing Agreement, the Administration Agreement, the Asset Representations Review Agreement and the Trust Agreement. Terms used herein without definition have the meanings given to such terms in, or by reference in, the Indenture.

Mayer Brown LLP operates in combination with other Mayer Brown entities (the “Mayer Brown Practices”), which have offices in North America,

Europe and Asia and are associated with Tauil & Chequer Advogados, a Brazilian law partnership.

Huntington Funding, LLC

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Notes have been duly executed and issued by the Issuer, authenticated by the Indenture Trustee, and sold by the Company and (c) payment of the agreed consideration for the Notes has been received by the Issuer, such Notes will have been duly authorized by all necessary action of the Issuer and will be legally issued and binding obligations of the Issuer and entitled to the benefits afforded by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Huntington Funding, LLC

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the Delaware Statutory Trust Act. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to a Form 8-K filed in connection with the Prospectus and to the use of our name therein, without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement or the Prospectus.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP